Exhibit 77 Q (2)
Section 16(a) Beneficial Ownership Reporting Compliance
Bank of America Corporation filed a Statement of Changes in Beneficial Ownership on Form 4 on March 18, 2011, after the required time period, reporting two transactions that occurred during the Funds fiscal year ended October 31, 2010.
In addition, Neuberger Berman Group
LLC filed an Initial Statement of Beneficial Ownership of Securities on Form 3 after the required time period. The filing did not relate to any transactions in Fund shares.